                                                                     EXHIBIT 2.1







                      Agreement and Plan of Reorganization

                                      AMONG

                              Immune Response, Inc.
                            (a Colorado corporation)

                       -----------------------------------

                              Opticon Medical, Inc.
                              (an Iowa corporation)

                       -----------------------------------

                                       AND

                         Opticon Acquisition Corporation
                            (a Delaware corporation)


                                DECEMBER 9, 1999

TABLE OF CONTENTS

ARTICLE 1    Basic Plan of Reorganization.........................................................................1
         1.1      Merger..........................................................................................1
         1.2      Continuing Corporate Existence..................................................................1
         1.3      Effective Date..................................................................................1
         1.4      Corporate Government of the Surviving Corporation...............................................2
         1.5      Closing.........................................................................................2
         1.6      Tax Consequences................................................................................2
ARTICLE 2    Conversion of Shares.................................................................................3
         2.1      Conversion of Shares............................................................................3
         2.2      Fractional Shares...............................................................................3
         2.3      Options, Warrants and Convertible Securities....................................................3
         2.4      Exchange of Opticon Stock.......................................................................4
         2.5      Adjustment......................................................................................6
         2.6      Status of Parent Securities.....................................................................6
ARTICLE 3    Representations and Warranties of Opticon............................................................6
         3.1      Organization and Good Standing of Opticon.......................................................6
         3.2      Foreign Qualification...........................................................................6
         3.3      Company Power and Authority.....................................................................6
         3.4      No Subsidiaries.................................................................................7
         3.5      Authorization...................................................................................7
         3.6      Absence of Restrictions and Conflicts...........................................................7
         3.7      Capitalization of Opticon.......................................................................7
         3.8      Opticon Information.............................................................................8
         3.9      Financial Statements and Records of Opticon.....................................................8
         3.10     Reports.........................................................................................9
         3.11     Absence of Certain Changes......................................................................9
         3.12     No Material Undisclosed Liabilities............................................................10
         3.13     Tax Returns; Taxes.............................................................................11
         3.14     Material Contracts.............................................................................11
         3.15     Litigation and Government Claims...............................................................11
         3.16     Compliance With Laws...........................................................................12
         3.17     Licenses and Permits...........................................................................12
         3.18     Employee Benefit Plans.........................................................................12
         3.19     Employment Agreements; Labor Relations.........................................................12
         3.20     Intellectual Property..........................................................................13
         3.21     Software.......................................................................................15
         3.22     Properties and Related Matters.................................................................15
         3.23     Insurance......................................................................................15
         3.24     Material Interests of Certain Persons..........................................................15
         3.25     Registration Obligations.......................................................................16
         3.26     Environmental Matters..........................................................................16
         3.27     Referral Sources; Investors....................................................................17

         3.28     Compliance with Year 2000 Requirements.........................................................17
         3.29     Brokers and Finders............................................................................18
         3.30     Opticon's Representations and Warranties Modified by Knowledge of Parent.......................18
ARTICLE 4    Representations and Warranties of Parent and
                  the Merger Subsidiary..........................................................................18
         4.1      Organization and Good Standing.................................................................18
         4.2      Foreign Qualification..........................................................................18
         4.3      Corporate Power and Authority..................................................................19
         4.4      Authorization..................................................................................19
         4.5      Absence of Restrictions and Conflicts..........................................................19
         4.6      Capitalization of Parent.......................................................................19
         4.7      Capitalization of Merger Subsidiary............................................................20
         4.8      Parent SEC Reports.............................................................................20
         4.9      Financial Statements and Records of Parent.....................................................21
         4.10     Absence of Certain Changes.....................................................................21
         4.11     No Material Undisclosed Liabilities............................................................23
         4.12     Tax Returns; Taxes.............................................................................23
         4.13     Material Contracts.............................................................................23
         4.14     Litigation and Government Claims...............................................................24
         4.15     Compliance with Laws...........................................................................24
         4.16     Employment Agreements; Labor Relations.........................................................24
         4.17     Parent Employee Benefit Plans..................................................................25
         4.18     Intellectual Property..........................................................................25
         4.19     Properties and Related Matters.................................................................25
         4.20     Brokers and Finders............................................................................25
         4.21     Year 2000 Compliance...........................................................................25
         4.22     Interim Operations of Merger Subsidiary........................................................26
         4.23     Parent and Merger Subsidiary's Representations and Warranties Modified By Knowledge of Opticon.26
ARTICLE 5         Certain Covenants and Agreements...............................................................26
         5.1      Conduct of Business by Opticon.................................................................26
         5.2      Conduct of Business by Parent..................................................................28
         5.3      Inspection and Access to Information...........................................................30
         5.4      Parent Exchange Act Reports....................................................................30
         5.5      Reasonable Efforts; Further Assurances; Cooperation............................................31
         5.6      Public Announcements...........................................................................31
         5.7      No Solicitations...............................................................................32
ARTICLE 6         Conditions Precedent to Obligations of Opticon.................................................32
         6.1      Compliance.....................................................................................32
         6.2      Representations and Warranties.................................................................32
         6.3      Material Adverse Changes.......................................................................32
         6.4      Certificates...................................................................................32
         6.5      Consents; Litigation...........................................................................33
         6.6      Due Diligence..................................................................................33
         6.7      Accounting Treatment...........................................................................33
         6.8      Tax-free Reorganization........................................................................33
         6.9      Financing......................................................................................33
         6.10     Stockholder Approval; Dissenting Shares........................................................33
         6.11     Legal Opinion..................................................................................33


ARTICLE 7         Conditions Precedent to Obligations of Parent
                  and the Merger Subsidiary......................................................................34
         7.1      Compliance.....................................................................................34
         7.2      Representations and Warranties.................................................................34
         7.3      Material Adverse Change........................................................................34
         7.4      Certificates...................................................................................34
         7.5      Consents; Litigation...........................................................................34
         7.6      Due Diligence..................................................................................35
         7.7      Accounting Treatment...........................................................................35
         7.8      Tax-free Reorganization........................................................................35
         7.9      Stockholder Approval; Dissenting Shares........................................................35
         7.10     Legal Opinion..................................................................................35
ARTICLE 8         Miscellaneous..................................................................................36
         8.1      Termination....................................................................................36
         8.2      Expenses.......................................................................................36
         8.3      Entire Agreement...............................................................................36
         8.4      Survival of Representations and Warranties.....................................................36
         8.5      Counterparts...................................................................................36
         8.6      Notices........................................................................................37
         8.7      Successors; Assignments........................................................................38
         8.8      Governing Law..................................................................................38
         8.9      Waiver and Other Action........................................................................38
         8.10     Severability...................................................................................38
         8.11     Mutual Contribution............................................................................38
List of Schedules ...............................................................................................40

                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is made as of the 9th day of December, 1999, among Immune Response, Inc., a Colorado corporation ("Parent"); Opticon Medical, Inc., an Iowa corporation ("Opticon"); and Opticon Acquisition Corporation, a Delaware corporation (the "Merger Subsidiary"), which is wholly owned by Parent.

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Parent and Opticon each have determined that it is in the best interests of their respective stockholders to effect a reorganization whereby Opticon will be merged by statutory merger with and into the Merger Subsidiary upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:


                                    ARTICLE 1

                          BASIC PLAN OF REORGANIZATION

         1.1 MERGER. In accordance with the provisions of the business corporation laws of the States of Colorado and Iowa and Delaware at the Effective Date (as hereinafter defined), Opticon shall be merged with and into the Merger Subsidiary (the "Merger"), within ten business days following the satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Following the Merger, the Merger Subsidiary shall continue as the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

         1.2 CONTINUING CORPORATE EXISTENCE. Except as may otherwise be set forth herein, the corporate existence and identity of Opticon, with all its purposes, powers, franchises, privileges, rights and immunities, shall merge with and into the Merger Subsidiary, and the corporate existence and identity of Merger Subsidiary, with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall continue unaffected by the merger, and the Surviving Corporation shall be vested fully therewith and the separate corporate existence and identity of Opticon shall thereafter cease except to the extent continued by statute.

         1.3 EFFECTIVE DATE. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretaries of State of the States of Iowa and Delaware pursuant to the provisions of the Iowa Business Corporation Act and the General Corporation Law of Delaware. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Date."

         1.4      CORPORATE GOVERNMENT OF THE SURVIVING CORPORATION.

         (a) The Certificate of Incorporation of the Merger Subsidiary, as in effect on the Effective Date, shall continue in full force and effect and shall be the Certificate of Incorporation of the Surviving Corporation, except that Article First of the Certificate of Incorporation shall be amended to read:

                  "FIRST:  The name of the Corporation is Opticon Medical, Inc."

         (b) The Bylaws of the Merger Subsidiary, as in effect as of the Effective Date, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.

         (c) The members of the Board of Directors of the Surviving Corporation shall be the persons holding such office in Opticon as of the Effective Date.

         (d) The officers of the Surviving Corporation shall be the persons holding such offices in Opticon as of the Effective Date.

         1.5 CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC in Denver, Colorado, commencing at 10:00 a.m., Mountain Time, as soon as practicable after the last to be fulfilled or waived of the conditions set forth in Articles 6 and 7 or at such other place, time and date as shall be fixed by mutual agreement between Parent and Opticon; provided, however, the Closing shall occur on or before December 31, 1999, subject to an automatic 30 day extension if necessary to accommodate a special meeting of the shareholders of Parent to approve certain corporate actions necessary to complete the transactions contemplated by this Agreement, unless the date is extended by mutual agreement of Parent and Opticon. The day on which the Closing shall occur is referred to herein as the "Closing Date." Each party will cause to be prepared, executed and delivered the Certificate of Merger to be filed with the Secretary of State of Iowa and the Secretary of State of Delaware, and all other appropriate and customary documents as any party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. Immediately prior to the Closing, all of the members of the Board of Directors of Parent, except for one director, shall submit their resignations from the Board of Directors, which shall be effective upon consummation of the Closing, and the remaining director shall at the Closing, acting as the Board of Directors of Parent, adopt a resolution accepting such resignations and appointing such persons as are designated by Opticon to fill the vacancies thereby created. The remaining incumbent director shall thereupon submit his resignation from the Board of Directors of the Parent, to take effect at the Effective Date.

         1.6 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

                                    ARTICLE 2

                              CONVERSION OF SHARES

         2.1 CONVERSION OF SHARES. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof: each and every outstanding share of Opticon no par value common stock, and each and every outstanding share of Opticon Series A preferred stock, no par value, and Series B preferred stock, no par value (collectively, the "Opticon Stock") outstanding, on a fully diluted basis, taking into account the conversion potential of any preferred stock, immediately prior to the Effective Date will be converted into and represent the right to receive that number of shares of Parent Common Stock, par value $.0001 ( the "Parent Common Stock") so that, in the aggregate, the holders of Opticon Stock will, on the Effective Date, hold 80% of the outstanding Parent Common Stock on a fully diluted basis, and the current shareholders of Parent will hold, in the aggregate, 20% of the outstanding Parent Common Stock on a fully diluted basis. The shares of Parent Common Stock issued pursuant to this Section 2.1(a) shall be referred to as the "Merger Consideration" and each share of Opticon Stock converted pursuant to this
Section 2.1(a) shall be referred to as a "Converted Share."

         2.2 FRACTIONAL SHARES. No scrip or fractional shares of Parent Common Stock shall be issued in the Merger. All fractional shares of Parent Common Stock to which a holder of Opticon Stock immediately prior to the Effective Date would otherwise be entitled at the Effective Date shall be aggregated. If a fractional share results from such aggregation the share shall be rounded to the nearest whole share.

         2.3 OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES. Except as set forth on Schedule 2.3, there are no options, warrants, preferred stock or convertible securities outstanding entitling the holder thereof to purchase shares of Opticon's no par value Common Stock ("Opticon Common Stock"). On the Effective Date, the right of any holder of an outstanding option or warrant listed on
Schedule 2.3 to purchase and receive shares of Opticon Common Stock on the exercise of such option or warrant shall be converted into the right to receive the number of shares of Parent Common Stock as would have been issued or delivered to the holder if it had exercised the warrant or option and received shares of Opticon Common Stock upon such exercise immediately prior to the effectiveness of the Merger.

                  2.4      EXCHANGE OF OPTICON STOCK.

                  (a) Subject to the terms and conditions of this Agreement and an Exchange Agent Agreement in the form attached hereto as Exhibit B, prior to the Closing Date, the parties will appoint Corporate Stock Transfer as exchange agent (the "Exchange Agent"), and shall irrevocably authorize the Exchange Agent, in accordance with the terms of this Agreement and the Exchange Agent Agreement, to effect the exchange of the Merger Consideration for certificates representing the Opticon Stock. At the Closing, Parent shall deposit with the Exchange Agent, in trust for the benefit of the holders of Opticon Stock or exchange in accordance with this Article 2, certificates representing the aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for issued and outstanding shares of Opticon Stock.

                  (b) Promptly after the Effective Date, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Date represented shares of Opticon Stock (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the certificates representing the whole number of shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Agreement, and the Certificate so surrendered shall forthwith be canceled.

                  Parent shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock, provided that such certificate is issued in the name of the person in whose name the Certificate surrendered in exchange therefor is registered. If any portion of the consideration to be received pursuant to this Article 2 upon exchange of a Certificate is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes or transfer fee required by reason of the issuance of a certificate representing shares of Parent Common Stock to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable.

                  Until surrendered as contemplated by this Section, each Certificate shall be deemed at any time after the Effective Date to represent only the right to receive the consideration specified herein; provided that if any holder of a Certificate exercises his Dissenter's Rights (as such term is defined in Section 2.4(f) below) and becomes entitled to receive payment for his shares of Opticon Stock instead of the shares of into which such shares of Opticon Stock shall have been converted, Parent shall pay such holder the amount to which he is entitled for such shares of Opticon Stock, together with any other sums which it may owe him as a result of the Dissenter's Rights proceeding, upon his surrender to the Exchange Agent of the certificate or certificates which immediately prior to the Effective Date represented the shares of Opticon Stock as to which his Dissenter's Rights were asserted, and the Exchange Agent shall not thereafter be required to deliver to such holder any shares of Parent Common Stock.

                  (c) Any certificates for shares of Parent Common Stock which remain unclaimed by the holders of Certificates for twelve months after the Effective Date shall be returned by the Exchange Agent to Parent, and any holders of Certificates who have not theretofore complied with
         Section 2.4 (b) shall thereafter receive delivery (subject to abandoned property, escheat or other similar laws) of the shares of Parent Common Stock issuable upon the conversion of their Certificates and any dividends payable on such shares of Parent Common Stock, without any interest thereon, only after delivering their Certificates and letters of transmittal to the Parent, and otherwise complying with Section 2.4(b).

                  (d) In the case of any lost, mislaid, stolen or destroyed Certificates, the holder thereof may be required, as a condition precedent to the delivery to such holder of the consideration described in this Article 2, to deliver to the Exchange Agent a bond, in such reasonable sum as Parent may direct, or other form of indemnity satisfactory to Parent, as indemnity against any claim that may be made against the Exchange Agent, Parent or Opticon with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

                  (e) After the Effective Date, there shall be no transfers on the stock transfer books of Opticon of the shares of Opticon Common Stock or Opticon Preferred Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to Opticon for transfer, they shall be canceled and exchanged as provided in this Article 2.

                  (f) If any holder of shares of Opticon Stock shall be entitled to exercise dissenter's rights under Section 490.1302 of the Iowa Code ("Dissenter's Rights"), and if such holder exercises that right when and in the manner required by Sections 490.1320 through 490.1328 of the Iowa Code, Opticon shall give Parent notice thereof and the Parent shall have the right to participate in all negotiations and proceedings with respect to any such Dissenter's Rights. Opticon shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such Dissenter's Rights.

         2.5 ADJUSTMENT. If, between the date of this Agreement and the Closing Date or the Effective Date, as the case may be, the outstanding shares of Opticon Stock or Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any classification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend thereon shall be declared with a record date within such period, then the consideration to be received pursuant to Section 2.1 hereof by the holders of shares of Opticon Stock shall be adjusted to accurately reflect such change.

         2.6 STATUS OF PARENT SECURITIES. The shares of Parent Common Stock being issued in the Merger are and will be "restricted securities" as defined in Rule 144 (the "Rule") under the Securities Act of 1933, as amended (the "Securities Act") and (unless registered for resale or some other exemption from registration is available) the shares of Parent Common Stock must be held for a minimum of one year following the Merger, and thereafter may be sold in only limited amounts in a specified manner in accordance with the terms and conditions of the Rule, if the Rule is applicable (there being no representation by Parent that it will be applicable). If the Rule is not applicable, any sales may be made only pursuant to an effective registration statement or an available exemption from registration. Parent will cause its stock transfer agent to reflect such restrictions in Parent's stock transfer books and to place an appropriate restrictive legend or legend on any certificates evidencing the Parent Common Stock and any certificates issued in replacement or exchange therefor.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF OPTICON

         Opticon represents and warrants to Parent that the statements contained in Article 3 are true and correct in all material respects, except as set forth in the schedules attached hereto. As used in this Article 3 and elsewhere in this Agreement, the phrases "to Opticon' knowledge" or "to Opticon' actual knowledge" shall mean to the knowledge of the officer of Opticon who has the principal responsibility for the matter being stated.

         3.1 ORGANIZATION AND GOOD STANDING OF OPTICON. Opticon is a corporation duly organized, validly existing and in good standing under the laws of Iowa.

         3.2 FOREIGN QUALIFICATION. Opticon is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on (a) the business, operation, assets or financial condition of Opticon or (b) the validity or enforceability of, or the ability of Opticon to perform its obligations under, this Agreement.

         3.3 COMPANY POWER AND AUTHORITY. Opticon has the corporate or company power and authority to own, lease and operate its properties and assets and to carry on its business as currently being conducted. Opticon has furnished Parent with true and correct copies of its Certificate of Incorporation and by-laws, as amended.

         3.4 NO SUBSIDIARIES. Opticon does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association, limited liability company or similar organization, and is not, directly or indirectly, a partner in any partnership, or joint venture.

         3.5 AUTHORIZATION. Opticon has the corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement and the Merger by its stockholders, to perform its obligations under this Agreement and to consummate the Merger. The execution, delivery and performance by Opticon of this Agreement has been duly authorized by all necessary corporate action. Subject to such approval of stockholders and of government agencies and other government boards having regulatory authority over Opticon as may be required by statute or regulation, this Agreement is the legal, valid and binding obligation of Opticon enforceable in accordance with its terms, subject to limitations which may be placed on enforceability by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and by general principles of equity (the "Enforceability Exceptions").

         3.6 ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the Merger and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of Opticon, (ii) any "Material Contract" (as defined in Section 3.13), (iii) any judgment, decree or order of any court or governmental authority or agency to which Opticon is a party or by which Opticon or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to Opticon. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa, compliance with the applicable requirements of the Iowa Business Corporation Act, Securities Act, Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities and banking laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority, with respect to Opticon, is required in connection with the execution, delivery or performance of this Agreement by Opticon or the consummation of the transactions contemplated hereby.

         3.7      CAPITALIZATION OF OPTICON.

                  (a) The authorized capital stock of Opticon consists of (i) 20,000,000 shares of common stock, no par value ("Opticon Common Stock"); (ii) 20,000,000 shares of preferred stock, no par value, of which 1,200,000 shares have been designated as Series A Preferred Stock, and 4,000,000 shares have been designated as Series B Preferred Stock ("Opticon Preferred Stock.") As of the date hereof, there were
         (i) 2,487,495 shares of Opticon Common Stock issued and outstanding and 4,010,928 shares of Opticon Common Stock reserved for issuance upon the exercise of options, warrants or convertible securities (including shares issuable upon conversion of the Opticon Preferred Stock); and
         (ii) 1,995,411 shares of Opticon Preferred Stock outstanding.

                  (b) All of the issued and outstanding shares of Opticon Common Stock and Opticon Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

                  (c) To Opticon's knowledge there are no voting trusts, stockholder agreements or other voting arrangements between or among the stockholders of Opticon.

                  (d) Except as set forth on Schedule 2.3 and pursuant to the terms of the Opticon Preferred Stock, no equity security of Opticon is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, any shares of capital stock of Opticon, and there are no contracts, commitments, understandings or arrangements by which Opticon is bound to issue additional shares of its capital stock, or any option warrant or right to purchase or acquire any additional shares of its capital stock.

                  (e) Since December 31, 1998, no shares of capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Opticon and no dividends or other distributions have been declared, set aside, made or paid to the stockholders of Opticon.

         3.8 OPTICON INFORMATION. Opticon has made or will make available to Parent and the Merger Subsidiary all information that Opticon has available (including all tax returns, financial statements given to any other person, contracts, payroll schedules, financial books and records), and all other information concerning Opticon, its business, its customers, its management, and its financial condition which Parent may have requested (all such information being referred to herein as the "Opticon Information"). As of their respective dates, the Opticon Information did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.9 FINANCIAL STATEMENTS AND RECORDS OF OPTICON. Opticon has made available and will provide to Parent and the Merger Subsidiary true, correct and complete copies of the following financial statements (the "Opticon Financial Statements") (i) audited balance sheets of Opticon as of December 31, 1998 and 1997 and related audited statements of income, stockholder's equity and cash flows for the two years ended December 31, 1998, together with the notes thereto (the "Opticon Year-End Statements"); (ii) unaudited balance sheets of Opticon and related statements of income, equity and cash flows as of and for the quarter ended March 31, 1999 and as soon as they are available, the quarter ending September 30, 1999, and for each quarter ended prior to Closing (the "Opticon Quarterly Statements"):

         The Opticon Year-End Statements and Opticon Quarterly Statements have been and will be prepared from, and are in accordance with, the books and records of Opticon and present or will present fairly, in all material respects, the financial position of Opticon as of the dates thereof and the results of operations and cash flows thereof for the periods then ended, in each case in conformity generally accepted accounting principles, consistently applied, except as noted therein and, except in the case of the Opticon Quarterly Statements, for the absence of notes, and subject to normal year-end adjustments. Since January 1, 1999, there has been no change in accounting principles applied to, or methods of accounting utilized by, Opticon, except as noted in the Opticon Financial Statements. The books and records of Opticon are complete and correct in all material respects and present fairly in all material respects the basis for the financial position and results of operations of Opticon as set forth on the Opticon Year-End Statements and Opticon Quarterly Statements.

         3.10 REPORTS. Since December 31, 1994, Opticon has filed all registrations and statements, together with any required amendments thereto, that it was required to file with the Food and Drug Administration ("FDA"). All such registrations and statements filed with the FDA and any similar regulatory body or authority are collectively referred to herein as the "Opticon Reports." As of their respective dates, the Opticon Reports complied in all material respects with the rules and regulations promulgated by the FDA and applicable state authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. True, correct and complete copies of all the Opticon Reports have been made available to Parent by Opticon.

         3.11 ABSENCE OF CERTAIN CHANGES. Since January 1, 1999, Opticon has not, except as otherwise set forth in the Opticon Information, the Opticon Financial Statements, or Schedule 3.11:

                  (a) suffered any adverse change in its business, operation, assets, or financial condition, except for such changes that would not result in a material adverse effect on the business, operation, assets, or financial condition;

                  (b) suffered any material damage, destruction, loss or forfeiture of its assets, whether or not covered by insurance, which property or assets are material to its operations or business;

                  (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

                  (d) entered into or terminated any Material Contract or agreed or made any changes in any Material Contract, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

                  (e) entered into any transaction, other than at arms-length in the ordinary course of business, between Opticon and any , director, officer, or any affiliate of any such officer, director or ;

                  (f) made any material change in the accounting policy, procedure or practice employed with respect to Opticon;

                  (g) sold any of the assets of Opticon (tangible or intangible);

                  (h) paid or incurred any capital expenditures, other than capital expenditures incurred in the ordinary course of business which does not exceed $10,000 (any single item or group of related items);

                  (i) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

                  (j) declared, paid or set aside for payment any dividend or distribution with respect to its capital stock;

                  (k) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

                  (l) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and as provided in Section 6.1 hereof;

                  (m) entered into any employment, consulting or compensation agreement with any person or group;

                  (n) entered into any collective bargaining agreement with any person or group;

                  (o) entered into, adopted or amended any employee benefit plan; or

                  (p) entered into any agreement to do any of the foregoing.

         3.12 NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of Opticon of any nature, whether absolute, accrued, contingent, or otherwise, other than:

                  (a) the liabilities and obligations that are reflected, accrued or reserved against on the Opticon Financial Statements, or referred to in the footnotes thereto, or incurred in the ordinary course of business and consistent with past practices since December 31, 1998; or

                  (b) liabilities and obligations which in the aggregate would not have a material adverse effect on the business, operation, assets or financial condition of Opticon (a "Opticon Material Adverse Effect").

         3.13 TAX RETURNS; TAXES. Opticon has filed all federal, state, county, local, and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers' compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. Federal income tax returns of Opticon for the fiscal year ended December 31, 1995, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. No tax return of Opticon is being audited. Opticon is not a party to any pending action or proceeding, nor, to Opticon's knowledge, is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and no issue has been raised by any federal, state, local or foreign taxing authority in connection with any audit or examination of the tax returns, business or properties of Opticon which has not been settled, resolved and fully satisfied. Except for amounts not yet due and payable, Opticon has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The balance sheet as of December 31, 1998, referred to in Section 3.9, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interests, penalties, assessments or deficiencies of Opticon with respect to all periods through the date thereof.

         3.14 MATERIAL CONTRACTS. Opticon has furnished or made available to Parent accurate and complete copies of the Material Contracts (as defined herein) applicable to Opticon. Except as set forth on Schedule 3.14, there is not under any of the Material Contracts any existing breach, default or event of default by Opticon nor any event that with notice or lapse of time or both would constitute a, breach, default or event of default by Opticon other than breaches, defaults or events of default which would not have an Opticon Material Adverse Effect nor does Opticon know of, and Opticon has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have an Opticon Material Adverse Effect. As used herein, the term "Material Contracts" shall mean (i) all strategic alliance contracts and agreements; (ii) all agreements to pay percentages or profits, revenue or volume of loans originated, brokered or assigned; and (iii) all other contracts and agreements providing for expenditures or commitments by Opticon in excess of $10,000 over more than a 12-month period all as set forth on Schedule 3.14 (which Schedule contains true and accurate information regarding the nature and status of such contracts and agreements).

         3.15 LITIGATION AND GOVERNMENT CLAIMS. There is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against Opticon to which its business or assets are subject which would, severally or in the aggregate, reasonably be expected to result in an Opticon Material Adverse Effect nor to the knowledge of Opticon have any such proceedings been threatened or contemplated. Opticon is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Opticon, any governmental restriction applicable to Opticon which is reasonably likely (i) to have an Opticon Material Adverse Effect or
(ii) to cause a material limitation on Parent's ability to operate the business of Opticon (as it is currently operated) after the Closing.

         3.16 COMPLIANCE WITH LAWS. Opticon has all material authorizations, approvals, licenses and orders to carry on its business as it is now being conducted, to own or hold under lease the properties or assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, except for instances which would not have an Opticon Material Adverse Effect. Opticon has been and is, to the knowledge of Opticon, in compliance with all applicable laws (including those referenced in the Opticon Reports), regulations and administrative orders of any country, state or municipality or any subdivision of any thereof to which its businesses and its employment of labor or its use or occupancy of properties or any part hereof are subject, the violation of which would have an Opticon Material Adverse Effect.

         3.17 LICENSES AND PERMITS. Opticon has obtained all licenses, permits, qualifications, franchises and other governmental authorizations and approvals, including, without limitation, all state licenses and, as applicable, approvals by the FDA, required in order for it to conduct its business as presently conducted, all of which are listed on Schedule 3.17 hereto. All of such licenses, permits, qualifications, franchises and other authorizations are in full force and effect and will remain in full force and effect immediately after the Closing and shall not be violated by or effected, impaired or acquire any further action to remain effective as a result of the Closing. No material violation exists in respect of any such license, permit, qualification, franchise, authorization or approval. No proceeding is pending, or to the knowledge of Opticon, threatened to revoke or limit any such license, permit, qualification, franchise, authorization or approval.

         3.18     EMPLOYEE BENEFIT PLANS.

                  Opticon has no employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.19     EMPLOYMENT AGREEMENTS; LABOR RELATIONS.

                  (a) Schedule 3.19 sets forth a complete and accurate list of all material employee benefit or compensation plans, agreements and arrangements to which Opticon is a party and which are not disclosed in the Opticon Information, including without limitation (i) all severance, employment, consulting or similar contracts, (ii) all material agreements and contracts with "change of control" provisions or similar provisions and (iii) all indemnification agreements or arrangements with directors or officers.

                  (b) Opticon is in compliance in all material respects with all laws (including Federal and state laws) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice.

                  (c) No work stoppage involving Opticon is pending or, to Opticon's knowledge, threatened. Opticon is not involved in, affected by or, to Opticon's knowledge, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding which could have a Opticon Material Adverse Effect. No employees of

         Opticon are represented by any labor union or any collective bargaining agreement otherwise in effect with respect to such employees.

                  3.20     INTELLECTUAL PROPERTY.

                  (a) Opticon owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation if its business as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Opticon immediately prior to the Closing will be owned or available for use by the Merger Subsidiary on no less favorable terms and conditions immediately subsequent to the Closing except the extent the Merger Subsidiary has agreed to modify such terms and conditions. Opticon has taken all necessary action, consistent with industry standards, to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) To the knowledge of Opticon, Opticon has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties. None of the directors and officers of Opticon (including employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Opticon must license or refrain from using any Intellectual property rights of any third party except as listed in
         Schedule 3.20(b)). To the Knowledge of Opticon and its employees with responsibility for Intellectual Property matters, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Opticon.

                  (c) Schedule 3.20(c) identifies each patent or registration which has been issued to Opticon, or invention disclosures prepared by Opticon, if any, with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Opticon has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Opticon has granted to any third party with respect to any of the Intellectual Property (together with any exceptions) of Opticon. Opticon has delivered to Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements and permission (as amended to date) and has made available to Parent correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
         Schedule 3.20(c) also identifies each trade name or unregistered trademark used by Opticon. With respect to each item of Intellectual Property required to be identified on Schedule 3.20(c):

                           (i) Opticon possesses all right, title and interest in and to the item, free and clear of any Lien, license or restriction;

                           (ii) The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (iii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or to the knowledge of Opticon and any employees with responsibility for Intellectual Property matters, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                           (iv) Except as identified on Schedule 3.20(c), Opticon has never agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

                  (d) Schedule 3.20(d) identifies each item of Intellectual Property that any third party owns and that Opticon uses pursuant to license, sublicense, agreement or permission and which is material to the Business of Opticon as currently conducted (excluding packaged commercially available software available to the public through retail dealers which have been licensed to Opticon pursuant to end-user licenses). Opticon has delivered to Parent complete and correct copies of all such licenses, sublicense, agreements, and permission (as amended to date). With respect to each of the foregoing items of Intellectual Property required to be identified on Schedule 3.20(d):

                           (i) The license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) The license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) No party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default or permit termination, modification or acceleration thereunder;

                           (iv) To the knowledge of Opticon, no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                           (v) With respect to each sublicense, the representations and warranties set for in subparagraphs (i) through (iv) above are true and correct with respect to the underlying license;

                           (vi) The underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                           (vii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or to the knowledge of

                                    Opticon and any employees with
                                    responsibility for Intellectual Property matters is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                           (viii) Opticon has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.


                  (e) To the knowledge of Opticon and any Opticon employees with responsibility for Intellectual Property matters, the business of Opticon will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

         3.21 SOFTWARE. All of the computer software used by or for Opticon in the conduct of its business (the "Software") is either (i) owned by Opticon free and clear of any and all liens, claims, equities, security interests, and encumbrances whatsoever, or (ii) used by Opticon pursuant to a fully-paid license granted to Opticon for the third party pursuant to the terms of such license. No such computer software license shall terminate or become terminable as a result of the transactions contemplated hereby. There are no infringement suits pending or, to Opticon's knowledge, threatened against Opticon with respect to any of the Software, and, to the knowledge of Opticon, no fact or condition exists which could give rise to any such infringement suit.

         3.22 PROPERTIES AND RELATED MATTERS. Except as may be reflected in the Opticon Financial Statements and except for any lien for current taxes not yet delinquent, Opticon has good title free and clear of any material liens, claims, charges, options, encumbrances, or similar restrictions to all the personal property reflected in Opticon's balance sheet as of December 31, 1998, and all personal property acquired since that date, except such personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Opticon pursuant to which Opticon, as lessee, leases real or personal property, which leases are described on Schedule 3.22, are, to the knowledge of Opticon, valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Opticon or any event which, with notice or lapse of time or both, constitute such a material default.

         3.23 INSURANCE. Opticon maintains and has maintained insurance, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance acquired by applicable law and regulation.

         3.24 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth on
Schedule 3.24, to Opticon's knowledge no officer or director of Opticon, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Opticon. Schedule 3.24 sets forth a correct and complete list of any loan from Opticon to any present officer, director, employee or associate or related interest of any such person.

         3.25 REGISTRATION OBLIGATIONS. Except as described on Schedule 3.25, Opticon is not under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

         3.26 ENVIRONMENTAL MATTERS. To the knowledge of Opticon:

                  (a) No Hazardous Material (as defined below) has been disposed of on, released to or from, threatened to be released to or from or is presently at, on, beneath, in or upon any partial of real property owned or leased by Opticon or upon any adjacent parcels of real estate in amounts or concentration which constitute or constituted a violation of, or which could reasonably be expected to give rise to liability under, any Environmental Law (as defined below).

                  (b) There has been no generation, production, refining, processing, manufacturing, use, storage, disposal, treatment, shipment or receipt of a Hazardous Material at or from any parcel of real property owned or leased by Opticon relating to the operations of Opticon in violation of or in a manner that could give rise to liability under Environmental Laws.

                  (c) The operations of Opticon are in compliance and have been in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to any parcels of real property owned or leased by Opticon which could interfere with the continued operation of the business of Opticon or impair its fair salable value.

                  (d) Opticon has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with environmental laws with regard to any parcels of real property owned or leased by Opticon from any person, nor does Opticon have knowledge or reason to believe that any such notice will be received from or is being threatened by any person.

                  (e) No judicial proceedings, governmental administrative actions, investigations or internal or non-public agency proceedings are pending or threatened, under any environmental law, to which Opticon is or will be named as a party, nor are the any consent decrees, or other decrees, consent orders, agreements, administrative orders, other orders, judicial or administrative requirements outstanding under any environmental law with respect to Opticon .

                  (f) "Hazardous Materials" means any substance (a) the presence of which at, on, over, beneath, in or upon any real or personal property, building, structure, container of any nature or description, subsurface strata, ambient air or ambient water (including surface and groundwater) requires investigation, removal or remediation under any Environmental Law or common law, (b) which is or becomes defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant" or "contaminant" under any Environmental Law, and/or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority under any Environmental Law, (d) the presence of which causes or threatens to cause a nuisance or trespass upon real property or to adjacent properties or poses or threatens to pose a hazard to the environment, and/or to the health or safety of persons on or about any real property, and/or (e) which contains urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos containing materials, radon, petroleum or petroleum products.

                  (g) "Environmental Law or Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, treaties, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection, health or safety matters, including all requirements pertaining to reporting, licensing, permitting, investigation, removal or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants or contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Toxic Substance Control Act ("TSCA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act ("CAA"), the Clean Water Act ("CWA") and the Occupational Safety and Health Act of 1970 ("OSHA"), all as may have been amended.

         3.27 REFERRAL SOURCES; INVESTORS. Opticon has not been advised that any of its officers, referral sources or investors intend to cease doing business with Opticon which cessation in the aggregate or otherwise could have a Opticon Material Adverse Effect.

         3.28 COMPLIANCE WITH YEAR 2000 REQUIREMENTS. All of Opticon's Information Systems and Equipment (as defined below) is either Year 2000 Compliant (as defined below), or any reprogramming, remediation, or other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by December 31, 1999, except for any failure to be Year 2000 Compliant that cannot reasonably be expected to have a Opticon Material Adverse Effect. "Year 2000 Compliant" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing, and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair in any material respect the accuracy or functionality of Information Systems and Equipment. "Information Systems and Equipment" means all computer hardware, firmware and software, as well as other information processing systems, other than any equipment containing imbedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by Opticon, in which, in whole or in part, are used, operated, relied upon, or integral to, the conduct of the business of Opticon ; provided that Information Systems and Equipment does not include any of the foregoing of any third-party customer or vendor which is not owned, licensed, leased, operated or otherwise controlled by Opticon .

         3.29 BROKERS AND FINDERS. Neither Opticon, nor to Opticon's knowledge any of its officers, directors, employees, or stockholders has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby. Opticon is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby other than the consulting agreement between Parent and World Capital Funding, LLC.

         3.30 OPTICON'S REPRESENTATIONS AND WARRANTIES MODIFIED BY KNOWLEDGE OF PARENT. To the extent that any representation or warranty of Opticon is, to the actual knowledge of Parent, acquired prior to the date thereof, untrue or incorrect, then (a) neither of Parent nor Merger Subsidiary shall have any rights by reason of such untruth or inaccuracy, and (b) any such representation or warranty by Opticon shall be deemed to be amended to the extent necessary to render it consistent with such actual knowledge of Parent. Furthermore, if the Closing occurs, then to the extent that any representation or warranty of Opticon made herein, or in any other document or instrument, to the actual knowledge of Parent, acquired at any time on or after the date hereof and prior to the Closing, is untrue or incorrect, then (x) neither Parent nor Merger Subsidiary shall have any rights thereunder by reason of such untruth or inaccuracy, and (y) such representation or warranty by Opticon shall be deemed to be amended to the extent necessary to render it consistent with such actual knowledge of Parent.


                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                            AND THE MERGER SUBSIDIARY

         Parent and the Merger Subsidiary represent and warrant to Opticon that the statements contained in Article 4 are true and correct in all material respects. As used in this Article 4 and elsewhere in this Agreement, the phrase "to Parent's or the Merger Subsidiary's knowledge" or "to Parent's or the Merger Subsidiary's actual knowledge" shall mean to the knowledge of the officer of Parent or the Merger Subsidiary who has the principal responsibility for the matter being stated.

         4.1 ORGANIZATION AND GOOD STANDING. Each of Parent and the Merger Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

         4.2 FOREIGN QUALIFICATION. Parent and the Merger Subsidiary are duly qualified or licensed to do business and are in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect (a "Parent Material Adverse Effect") on (a) the business, operation, assets or financial condition of Parent and the Merger Subsidiary or (b) the validity or enforceability of, or the ability of Parent to perform its obligations under, this Agreement.

         4.3 CORPORATE POWER AND AUTHORITY. Parent and the Merger Subsidiary have the corporate power and authority and all material licenses and permits to own, lease and operate their respective properties and assets and to carry on their respective businesses as currently being conducted. Parent has furnished Opticon with true and correct copies of the Certificate of Incorporation and Bylaws of each of Parent and Merger Subsidiary.

         4.4 AUTHORIZATION. Parent and the Merger Subsidiary have the corporate power and authority to execute and deliver this Agreement and to perform their obligations under this Agreement and to consummate the Merger. The execution, delivery and performance by Parent and the Merger Subsidiary of this Agreement has been duly authorized by all necessary corporate action. Subject to such approval of government agencies and other government boards having regulatory authority over Parent and the Merger Subsidiary as may be required by statute or regulation, this Agreement is the legal, valid and binding obligation of Parent and the Merger Subsidiary enforceable in accordance with its terms, subject to the Enforceability Exceptions.

         4.5 ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the Merger and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of Parent or the Merger Subsidiary, (ii) any "Parent Material Contract" (as defined in Section 4.12), (iii) any judgment, decree or order of any court or governmental authority or agency to which Parent or the Merger Subsidiary is a party or by which Parent or any of the Merger Subsidiary or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to Parent or the Merger Subsidiary other than such violations, conflicts, breaches or defaults as would not have a Parent Material Adverse Effect. Except for the filing of the Certificate of Merger with the Secretary of State of Delaware and the Secretary of State of Iowa, compliance with the Securities Act, the Exchange Act and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Parent or the Merger Subsidiary is required in connection with the execution, delivery or performance of this Agreement by Parent or the Merger Subsidiary or the consummation of the transactions contemplated hereby.

         4.6 CAPITALIZATION OF PARENT.

                  (a) The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock, $.0001 par value. Schedule
         4.6 lists the number of shares of Parent Common Stock outstanding, which, in any event, will be no more than 6,000,000 shares prior to Closing.

                  (b) All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

                  (c) The shares of Parent Common Stock to be issued in the Merger will be duly authorized and validly issued and will be fully paid, nonassessable shares of Parent Common Stock free of preemptive rights.

                  (d) To Parent's knowledge, there are no voting trusts, stockholder agreements or other voting arrangements between or among the stockholders of Parent.

                  (e) Except as set forth in subsection (a) above, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating Parent or its subsidiaries to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Parent.

         4.7 CAPITALIZATION OF MERGER SUBSIDIARY.

                  (a) The authorized capital stock of Merger Subsidiary consists of 1,000,000 shares of Merger Subsidiary Preferred Stock, $.0001 par value, none of which are issued and outstanding, and 25,000,000 shares of Merger Subsidiary Common Stock, $.0001 par value, 100 shares of which are issued and outstanding and legally and beneficially owned by Parent, free and clear of any lien, claim, charge, option, encumbrance or agreement (other than this Agreement) with respect thereto.

                  (b) The shares of Merger Subsidiary Common Stock are duly authorized and validly issued and will be fully paid, nonassessable shares of Merger Subsidiary Common Stock free of preemptive rights.

                  (c) Except as set forth in this Agreement, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating Merger Subsidiary to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Merger Subsidiary.

         4.8 PARENT SEC REPORTS. Parent has made available to Opticon (i) Parent's Annual Reports on Form 10-KSB, including all exhibits filed thereto and items incorporated therein by reference, (ii) Parent's Quarterly Reports on Form 10-QSB, including all exhibits thereto and items incorporated therein by reference, (iii) proxy statements relating to Parent's meetings of stockholders and (iv) all other reports or registration statements (as amended or supplemented prior to the date hereof), filed by Parent with the Securities and Exchange Commission ("SEC") since January 1, 1996, including all exhibits thereto and items incorporated therein by reference (items (i) through (iv) being referred to as the "Parent SEC Reports"). As of their respective dates, Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1996, Parent has filed all material forms (and necessary amendments), reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, each of which complied as to form, at the time such form, report or document was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

         4.9 FINANCIAL STATEMENTS AND RECORDS OF PARENT. Parent has made or will make available to Opticon true, correct and complete copies of the following financial statements (the "Parent Financial Statements"):

                  (a) the balance sheets of Parent as of December 31, 1997 and 1998, and the statements of income, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of Davis & Co., CPAs, P.C.; and

                  (b) the unaudited consolidated balance sheet of Parent as of June 30, 1999 (the "Parent Balance Sheet"), with any notes thereto, and the related unaudited statement of income for the fiscal quarter ending June, 1999 (collectively, the "Parent Quarterly Statements").

         The Parent Financial Statements present fairly, in all material respects, the financial position of Parent as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since June 30, 1999, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Parent, except as noted in the Parent Financial Statements. The books and records of Parent have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of Parent set forth in the Parent Financial Statements.

         4.10 ABSENCE OF CERTAIN CHANGES. Since June 30, 1999, neither Parent nor the Merger Subsidiary has, except as otherwise set forth in the Parent SEC Reports or on Schedule 4.10:

                  (a) suffered any adverse change in the business, operation, assets, or financial condition except for such changes that would not have a Parent Material Adverse Effect;

                  (b) suffered any material damage or destruction to or loss of the assets of Parent or any of the Merger Subsidiary, whether or not covered by insurance, which property or assets are material to the operations or business of Parent and its subsidiaries taken as a whole;

                  (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

                  (d) entered into or terminated any Material Contract or agreed or made any changes in any Material Contract, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

                  (e) entered into any transaction, other than at arms-length in the ordinary course of business, between Parent or Merger Subsidiary and any, director, officer, or any affiliate of any such officer, director or ;

                  (f) made any material change in the accounting policy, procedure or practice employed with respect to Parent;

                  (g) sold any of the assets of Parent or Merger Subsidiary (tangible or intangible);

                  (h) paid or incurred any capital expenditures, other than capital expenditures incurred in the ordinary course of business which does not exceed $10,000 (any single item or group of related items);

                  (i) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

                  (j) declared, paid or set aside for payment any dividend or distribution with respect to Parent's capital stock;

                  (k) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of Parent's or the Merger subsidiary's capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

                  (l) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and as provided in Section 6.2 hereof;

                  (m) entered into any employment, consulting or compensation agreement with any person or group, except for agreements in connection with the other transactions contemplated by this Agreement including The World Capital Funding consulting agreement;

                  (n) entered into any collective bargaining agreement with any person or group;

                  (o) entered into, adopted or amended any employee benefit plan; or

                  (p) entered into any agreement to do any of the foregoing.

         4.11 NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of Parent and its consolidated subsidiaries of any nature, whether absolute, accrued, contingent, or otherwise, other than:

                  (a) liabilities and obligations that are reflected, accrued or reserved against on the Parent Balance Sheet or referred to in the footnotes to the Parent Balance Sheet, or incurred in the ordinary course of business and consistent with past practices since March 31, 1999; or

                  (b) liabilities and obligations which in the aggregate would not result in a Parent Material Adverse Effect.

         4.12 TAX RETURNS; TAXES. Each of Parent and the Merger Subsidiary has filed all federal, state, county, local, and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers' compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. Federal income tax returns of Parent for the fiscal year ended December 31, 1995, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Neither Parent nor the Merger Subsidiary is a party to any pending action or proceeding, nor, to Parent's knowledge, is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and no issue has been raised by any federal, state, local or foreign taxing authority in connection with any audit or examination of the tax returns, business or properties of Parent and the Merger Subsidiary which has not been settled, resolved and fully satisfied. Except for amounts not yet due and payable, each of Parent and the Merger Subsidiary has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The balance sheet as of December 31, 1998, referred to in Section 4.8, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interests, penalties, assessments or deficiencies of Parent with respect to all periods through the date thereof.

         4.13 MATERIAL CONTRACTS. Parent has furnished or made available to Opticon accurate and complete copies of the Parent Material Contracts (as defined herein) applicable to Parent or the Merger Subsidiary. There is not under the Parent Material Contracts any existing breach, default or event of default by Parent or the Merger Subsidiary nor event that with notice or lapse of time or both would constitute a breach, default or event of default by Parent or the Merger Subsidiary other than breaches, defaults or events of default which would not have a Parent Material Adverse Effect nor does Parent know of, and Parent has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have a Parent Material Adverse Effect. As used herein, the term "Parent

Material Contracts" shall mean all contracts and agreements filed, or required to be filed, as exhibits to Parent's Annual Report on Form 10-KSB for the year ended or incorporated by reference therein as an exhibit to Parent's Annual Report on Form 10-KSB for the year ending December 31, 1998.

         4.14 LITIGATION AND GOVERNMENT CLAIMS. Except as disclosed in the Parent SEC Reports, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against Parent or the Merger Subsidiary to which their businesses or assets are subject which would, severally or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect nor have any such proceedings been threatened or contemplated. Neither Parent nor the Parent Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Parent, any governmental restriction applicable to Parent or the Parent Subsidiary which is reasonably likely to have a Parent Material Adverse Effect.

         4.15 COMPLIANCE WITH LAWS. Parent and the Merger Subsidiary each have all material authorizations, approvals, licenses and orders to carry on their respective businesses as they are now being conducted, to own or hold under lease the properties or assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party, except for instances which would not have a Parent Material Adverse Effect. Parent and the Merger Subsidiary have been and are, to the knowledge of Parent, in compliance with all applicable laws (including those referenced in the Parent SEC Reports), regulations and administrative orders of any country, state or municipality or any subdivision of any thereof to which their respective businesses and their employment of labor or their use or occupancy of properties or any part hereof are subject, the violation of which would have a Parent Material Adverse Effect.

         4.16 EMPLOYMENT AGREEMENTS; LABOR RELATIONS.

                  (a) Schedule 4.16 sets forth a complete and accurate list of all material employee benefit or compensation plans, agreements and arrangements to which Parent is a party and which are not disclosed in the Parent Information, including without limitation (i) all severance, employment, consulting or similar contracts, (ii) all material agreements and contracts with "change of control" provisions or similar provisions and (iii) all indemnification agreements or arrangements with directors or officers.

                  (b) Parent is in compliance in all material respects with all laws (including Federal and state laws) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice.

                  (c) No work stoppage involving Parent is pending or, to Parent's knowledge, threatened. Parent is not involved in, affected by or, to Parent's knowledge, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding which could have a Parent Material Adverse Effect. No employees of Parent are represented by any labor union or any collective bargaining agreement otherwise in effect with respect to such employees.

         4.17 PARENT EMPLOYEE BENEFIT PLANS. Parent has no employee benefit plans subject to ERISA.

         4.18 INTELLECTUAL PROPERTY. Parent and the Merger Subsidiary own or have valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Parent Intellectual Property") used or held for use in connection with the business of Parent or the Merger Subsidiary, without any known conflict with the rights of others, except for such conflicts as do not have a Parent Material Adverse Effect. Neither Parent nor the Merger Subsidiary has received any notice from any other person pertaining to or challenging the right of Parent or the Merger Subsidiary to use any Parent Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to Parent or the Merger Subsidiary, except with respect to rights the loss of which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

         4.19 PROPERTIES AND RELATED MATTERS. Neither Parent nor the Merger Subsidiary owns or leases any real property.

         4.20 BROKERS AND FINDERS. With the exception of the consulting agreement between Parent and World Capital Funding, LLC., neither Parent, nor to Parent's knowledge any of its officers, directors and employees has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby. Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         4.21 YEAR 2000 COMPLIANCE. To Parent's knowledge, all of its Information Systems and Equipment (as defined below) is either Year 2000 Compliant (as defined below), or any reprogramming, remediation, or other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by December 31, 1999, except for any failure to be Year 2000 Compliant that cannot reasonably be expected to have an Parent Material Adverse Effect. "Year 2000 Compliant" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing, and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair in any material respect the accuracy or functionality of Information Systems and Equipment. "Information Systems and Equipment" means all computer hardware, firmware and software, as well as other information processing systems, other than any equipment containing imbedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by Parent, in which, in whole or in part, are used, operated, relied upon, or integral to, the conduct of the business of Parent; provided that Information Systems and Equipment does not include any of the foregoing of any third-party customer or vendor which is not owned, licensed, leased, operated or otherwise controlled by Parent.

         4.22 INTERIM OPERATIONS OF MERGER SUBSIDIARY. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         4.23 PARENT AND MERGER SUBSIDIARY'S REPRESENTATIONS AND WARRANTIES MODIFIED BY KNOWLEDGE OF Opticon. To the extent that any representation or warranty of Parent or Merger Subsidiary is, to the actual knowledge of Opticon, acquired prior to the date thereof, untrue or incorrect, then (a) Opticon shall not have any rights by reason of such untruth or inaccuracy, and (b) any such representation or warranty by Parent or Merger Subsidiary shall be deemed to be amended to the extent necessary to render it consistent with such actual knowledge of Opticon. Furthermore, if the Closing occurs, then to the extent that any representation or warranty of Parent or Merger Subsidiary made herein, or in any other document or instrument, to the actual knowledge of Opticon, acquired at any time on or after the date hereof and prior to the Closing, is untrue or incorrect, then (x) Opticon shall not have any rights thereunder by reason of such untruth or inaccuracy, and (y) such representation or warranty by Parent or Merger Subsidiary shall be deemed to be amended to the extent necessary to render it consistent with such actual knowledge of Opticon.


                                    ARTICLE 5

                        CERTAIN COVENANTS AND AGREEMENTS

         5.1 CONDUCT OF BUSINESS BY OPTICON. From the date hereof to the Effective Date, Opticon will, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the Opticon Information or consented to in writing by
Parent:

                  (a) not engage in any new line of business or enter into any Material Contract, transaction or activity or make any material commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 5.1;

                  (b) maintain its corporate existence in good standing and neither change nor amend its Certificate of Incorporation or Bylaws;

                  (c) maintain proper business and accounting records in accordance with generally accepted principles;

                  (d) maintain its property in good repair and condition, ordinary wear and tear accepted;

                  (e) maintain in all material respects presently existing insurance coverage;

                  (f) use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it;

                  (g) use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger;

                  (h) comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and the operations of Opticon and correct or remedy any material violation of any law, regulation upon identification thereof at Parent's request;

                  (i) create, incur, assume or guarantee any indebtedness for borrowed money other than indebtedness incurred in the ordinary course of business;

                  (j) make any loan to or investment in, or acquire any securities or assets of any other person or entity;

                  (k) sell any of its assets;

                  (l) increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans or practices;

                  (m) not issue or sell shares of capital stock of Opticon or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of Opticon or rights or obligations convertible into or exchangeable for any shares of the capital stock of Opticon and not make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of Opticon;

                  (n) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Opticon and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of Opticon or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Opticon or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

                  (o) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

                  (p) perform all of its obligations under all Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Material Contract; and

                  (q) prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Parent, at its request, to review all such returns, reports, filings and amendments at Opticon's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

         In connection with the continued operation of the business of Opticon between the date of this Agreement and the Effective Date, Opticon shall confer in good faith and on a regular and frequent basis with one or more representatives of Parent designated in writing to report operational matters of materiality and the general status of ongoing operations. Opticon acknowledges that Parent does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall Parent be responsible for any decisions made by Opticon's officers and directors with respect to matters which are the subject of such consultation.

         5.2 CONDUCT OF BUSINESS BY PARENT. From the date hereof to the Effective Date, Parent will, and will cause the Merger Subsidiary to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the Parent Information hereto or consented to in writing by Opticon:

                  (a not engage in any new line of business or enter into any Material Contract, transaction or activity or make any material commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 5.2;

                  (b maintain its corporate existence in good standing and neither change nor amend its Certificate of Incorporation or Bylaws;

                  (c maintain proper business and accounting records in accordance with generally accepted principles;

                  (d maintain its property in good repair and condition, ordinary wear and tear accepted;

                  (e maintain in all material respects presently existing insurance coverage;

                  (f use its best efforts to preserve its business organization in tact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it;

                  (g use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger;

                  (h comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and the operations of Parent and each Merger Subsidiary and correct remedy any material violation of any law, regulation upon identification thereof at Opticon' request;

                  (i except as set forth in Schedule 5.2(i), not authorize or incur any indebtedness for borrowed money;

                  (j make any loan to or investment in, or acquire any securities or assets of any other person or entity;

                  (k sell any of its assets;

                  (l increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans or practices that have been disclosed to Opticon;

                  (m not make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of Parent, or the Merger Subsidiary;

                  (n except as set forth on Schedule 5.2(n), not issue or sell shares of capital stock of Parent or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of Parent or Merger Subsidiary or rights or obligations convertible into or exchangeable for any shares of the capital stock of Parent or Merger Subsidiary;

                  (o not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Parent and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of Parent or the Merger Subsidiary, or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Parent, the Merger Subsidiary or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

                  (p not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

                  (q not make or incur (other than in the ordinary course of business) any capital expenditures;

                  (r perform all of its obligations under all Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Material Contract; and

                  (s prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Opticon, at its request, to review all such returns, reports, filings and amendments at Parent's office prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

         5.3      INSPECTION AND ACCESS TO INFORMATION.

                  (a Between the date of this Agreement and the Effective Date, Opticon will provide to the Merger Subsidiary and Parent and their accountants, counsel and other authorized representatives reasonable access, during normal business hours to its premises, and will cause its officers to furnish to Parent and the Merger Subsidiary and their authorized representatives such financial, technical and operating data and other information pertaining to its business, as the Merger Subsidiary and Parent shall from time to time reasonably request. No such examination by Parent or its representatives either before or after the date of this Agreement shall in any way effect, diminish or terminate any of the representations, warranties or covenants of Opticon herein expressed.

                  (b Between the date of this Agreement and the Effective Date, Parent will, and will cause the Merger Subsidiary to, provide to Opticon and its accountants, counsel and other authorized representatives reasonable access, during normal business hours to its premises, and will cause its officers to furnish to Opticon and its authorized representatives such financial, technical and operating data and other information pertaining to its business, as Opticon shall from time to time reasonably request. No such examination by Opticon or its representatives either before or after the date of this Agreement shall in any way effect, diminish or terminate any of the representations, warranties or covenants of Parent and the Merger Subsidiary herein expressed.

                  (c Each of the parties hereto and their respective representatives shall maintain the confidentiality of all information (other than information which is generally available to the public) concerning the other parties hereto acquired pursuant to the transactions contemplated hereby in the event that the Merger is not consummated. Each of the parties hereto and their representatives shall not use such information so obtained to the detriment or competitive disadvantage of the other party hereto. All files, records, documents, information, data and similar items relating to the confidential information of Opticon, whether prepared by Parent or otherwise coming into Parent's possession, shall remain the exclusive property of Opticon and shall be promptly delivered to Opticon upon termination of this Agreement. All files, records, documents, information, data and similar items relating to the confidential information of Parent, whether prepared by Opticon or otherwise coming into Opticon's possession, shall remain the exclusive property of Parent and shall be promptly delivered to Parent upon termination of this Agreement.

         5.4 PARENT EXCHANGE ACT REPORTS. Opticon acknowledges that Parent will be required to report its acquisition of Opticon promptly following the Effective Date and include information regarding Opticon in any Proxy Statement for a Parent special meeting of shareholders which may be required to approve certain corporate actions required to complete the transactions contemplated by this Agreement. Opticon agrees to provide as promptly as practicable to Parent such information concerning its business and financial statements and affairs as, in the reasonable judgment of Parent, may be required or appropriate for inclusion in the required report, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Parent's counsel and auditors in the preparation of such report. Opticon represents and warrants to Parent that the foregoing information will (i) not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein as necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the provisions of the Securities Act and Exchange Act, as applicable, and the rules and regulations thereunder.

         5.5 REASONABLE EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions of this Agreement, the parties hereby shall each use their reasonable efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof. The parties agree to use their reasonable best efforts to consummate the transactions contemplated hereby by December 31, 1999. The parties shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

                  (a If any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

                  (b Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Opticon, Parent or the Merger Subsidiary as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Date or that will or may result in the failure to satisfy the conditions specified in Article 6 or 7 or would constitute either an Opticon Material Adverse Effect or Parent Material Adverse Effect, and (ii) any failure of Opticon or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.6 PUBLIC ANNOUNCEMENTS. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless Parent or Opticon is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law and then only after making a reasonable attempt to comply with the provisions of this Section).

         5.7 NO SOLICITATIONS. (a) From the date hereof until the Effective Date or until this Agreement is terminated or abandoned as provided in this Agreement, Opticon shall not directly or indirectly (i) solicit or initiate discussion with or (ii) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than an affiliate of Parent or its authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (the "Acquisition Proposal") involving Opticon, and Opticon will instruct its officers, directors, advisors and its financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence; provided, however, that Opticon, its officers, directors, advisors and its financial and legal representatives and consultants will not be prohibited from taking any action described in (ii) above to the extent such action is taken by, or upon the authority of, the Board of Directors of Opticon in the exercise of good faith judgment as to its fiduciary duties to the shareholders of Opticon, which judgment is based upon the advice of independent, outside legal counsel that a failure of the Board of Directors of Opticon to take such action would be likely to constitute a breach of its fiduciary duties to such shareholders. Opticon will notify Parent promptly if Opticon becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, Opticon with respect to an Acquisition Proposal, and Opticon shall promptly deliver to Parent any written inquiries or proposals received by Opticon relating to an Acquisition Proposal.


                                    ARTICLE 6

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF OPTICON

         Except as may be waived by Opticon, the obligations of Opticon to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

         6.1 COMPLIANCE. Parent and the Merger Subsidiary shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by them on or before the Closing Date.

         6.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by Parent and the Merger Subsidiary in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         6.3 MATERIAL ADVERSE CHANGES. Subsequent to March 31, 1999, there shall have occurred no Parent Material Adverse Effect other than any such change that affects both Parent and Opticon in a substantially similar manner.

         6.4 CERTIFICATES. Opticon shall have received a certificate or certificates, executed on behalf of Parent by an executive officer of Parent, to the effect that the conditions contained in Sections 6.1, 6.2 and 6.3 hereof have been satisfied.

         6.5 CONSENTS; LITIGATION. Other than the filing of the Certificates of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by any governmental entities, and all required third-party consents, the failure to obtain which would have a Opticon Material Adverse Effect or an Parent Material Adverse Effect, shall have been obtained. In addition, no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the transactions contemplated by this Agreement and which is in effect at the Effective Date.

         6.6 DUE DILIGENCE. Opticon shall have completed to its satisfaction a due diligence investigation, including, but not limited to, a review of the Parent Financial Statements.

         6.7 ACCOUNTING TREATMENT. The transactions contemplated by this Agreement shall qualify for purchase accounting treatment under generally accepted accounting principles, and each shall take all necessary action to ensure such treatment.

         6.8 TAX-FREE REORGANIZATION. The shares of Parent Common Stock to be received by the Opticon stockholders shall be received in connection with a tax-free reorganization under the Code, and each party shall take all necessary action to ensure such treatment.

         6.9 FINANCING. Parent will have a positive cash balance and will have no significant liabilities other than those associated with the normal operation of its business, and Parent will have a positive net worth on a consolidated basis. In addition, Parent shall have executed an agreement for financing with one or more investors, in a form and on terms mutually agreeable to the parties, as described in the Consulting Agreement dated September 21, 1999 between Parent and World Capital Funding, LLC, and in the Confidential Memorandum dated September 21, 1999, attached hereto as Schedule 6.9. Such agreement shall be subject to no material contingency or condition except for the Closing of the Merger. The financing arranged by Parent will close and be received immediately following the Closing and shall equal at least $2.25 million, prior to deductions for fees and expenses involved in the financing.

         6.10 STOCKHOLDER APPROVAL; DISSENTING SHARES. This Agreement and the Merger shall have received the requisite approval of Opticon's stockholders in accordance with the Iowa Business Corporation Act and the number of shares of Opticon Stock as to which Dissenter's Rights have been exercised shall not exceed 5% of the number of outstanding shares of Opticon Stock.

         6.11 LEGAL OPINION. At the Closing, Parent shall have furnished Opticon with an opinion, dated the Closing Date, of counsel to Parent, to the effect that:

                  (a) Parent and Merger Subsidiary are each corporations duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) Parent and Merger Subsidiary each has the corporate power to carry on its businesses as they are being conducted on the Closing Date; and

                  (c) Parent and Merger Subsidiary each has taken all required corporate action to approve and adopt this Agreement and this Agreement is a valid and binding obligation of Parent and Merger Subsidiary, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

In rendering the foregoing opinion, such counsel may rely on certificates of officers and other agents of Parent and Merger Subsidiary and public officials as to matters of fact provided such reliance is expressly noted in the opinion and the certificates of such officers, agents and public officials relied on are attached to the opinion.


                                    ARTICLE 7

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT
                            AND THE MERGER SUBSIDIARY

         Except as may be waived by Parent and the Merger Subsidiary, the obligations of Parent and the Merger Subsidiary to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         7.1 COMPLIANCE. Opticon shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by it on or before the Closing Date.

         7.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by Opticon in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         7.3 MATERIAL ADVERSE CHANGE. Since June 30, 1999, except as set forth in this Agreement or on the schedules hereto, there shall have occurred no Opticon Material Adverse Effect other than any such change that affects both Parent and Opticon in a substantially similar manner.

         7.4 CERTIFICATES. Parent shall have received a certificate or certificates, executed by the and on behalf of Opticon by an executive officer of Opticon, to the effect that the conditions in Sections 7.1, 7.2 and 7.3 hereof have been satisfied.

         7.5 CONSENTS; LITIGATION. Other than the filing of the Certificate of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any governmental entity, and all required third-party consents, the failure to obtain which would have an Opticon

Material Adverse Effect or a Parent Material Adverse Effect, shall have been obtained. In addition, no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the transactions contemplated by this Agreement and which is in effect at the Effective Date.

         7.6 DUE DILIGENCE. Parent shall have completed to its satisfaction a due diligence investigation, including, but not limited to, a review of the Opticon Financial Statements.

         7.7 ACCOUNTING TREATMENT. The transactions contemplated by this Agreement shall qualify for purchase accounting treatment under generally accepted accounting principles, and each shall take all necessary action to ensure such treatment.

         7.8 TAX-FREE REORGANIZATION. The shares of Parent Common Stock to be delivered to the Opticon stockholders shall be delivered in connection with a tax-free reorganization under the Code, and each party shall take all necessary action to ensure such treatment.

         7.9 STOCKHOLDER APPROVAL; DISSENTING SHARES. This Agreement and the Merger shall have received the requisite approval of Opticon's stockholders, in accordance with the Iowa Business Corporation Act, and the number of shares of Opticon Stock as to which Dissenters Rights have been properly exercised shall not exceed 5% of the number of outstanding shares of Opticon Stock.


         7.10 LEGAL OPINION. At the Closing, Opticon shall have furnished Parent and Merger Subsidiary with an opinion, dated the Closing Date, of counsel to Opticon, to the effect that:

                  (a) Opticon is a corporation duly incorporated, validly existing and in good standing under the laws of Iowa;

                  (b) Opticon has the corporate power to carry on its businesses as they are being conducted on the Closing Date; and

                  (c) Opticon has taken all required corporate action to approve and adopt this Agreement and this Agreement is a valid and binding obligation of Opticon, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

                  In rendering the foregoing opinion, such counsel may rely on certificates of officers and other agents of Opticon and public officials as to matters of fact provided such reliance is expressly noted in the opinion and the certificates of such officers, agents and public officials relied on are attached to the opinion.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 TERMINATION. In addition to the provisions regarding termination set forth elsewhere herein, this Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

                  (a by mutual consent of Opticon and Parent;

                  (b by either Parent or Opticon if the transactions contemplated by this Agreement have not been consummated by December 31, 1999, subject to an automatic 30 day extension if necessary to accommodate a special meeting of the shareholders of Parent to approve certain corporate actions necessary to complete the transactions contemplated by this Agreement, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date; or

                  (c by either Opticon or Parent if the transactions contemplated hereby violate any nonappealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.

         8.2 EXPENSES. If the transactions contemplated by this Agreement are not consummated and termination is sought under the termination provisions hereof, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby. If the transactions contemplated by this Agreement are not consummated because the representations and warranties of one party are materially false or misleading, then that party shall be liable for the expenses, including attorneys fees, of the other party.

         8.3 ENTIRE AGREEMENT. This Agreement and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this section.

         8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party contained herein or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall not survive the Closing, with the express exception of the indemnity agreements between Parent and the Officers and Directors of Parent which shall continue in full force and effect indefinitely.

         8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

         8.6 NOTICES. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be sent by facsimile transmission, next-day courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:

                (a       If to Opticon:

                         William J. Post, President and Chief Executive Officer Opticon Medical, Inc.
                         7001 Post Road Suite 100
                         Dublin, Ohio 43016
                         Telephone: (614) 336-2000
                         Facsimile: (614) 336-2059

                with a copy (which shall not constitute notice) to:

                         William J. Kelly Jr., Esq.
                         Porter Wright Morris & Arthur, LLP
                         41 South High Street
                         Columbus, Ohio 43215-6194
                         Telephone: (614) 227-2000
                         Facsimile: (614) 227-2100

                (b       If to Parent or the Merger Subsidiary:

                         Joseph W. Hovorka
                         Immune Response, Inc.
                         7315 East Peakview Ave.
                         Englewood, Colorado   80111
                         Telephone: 303-796-8940
                         Facsimile: 303-796-9762

                 with a copy (which shall not constitute notice) to:

                         Gerald Raskin, Esq.
                         Friedlob Sanderson Raskin Paulson & Tourtillott, LLC 1400 Glenarm Place, Suite 300
                         Denver, Colorado  80202
                         Telephone: 303-571-1400
                         Facsimile: 303-595-3970

         Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         8.7 SUCCESSORS; ASSIGNMENTS. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

         8.8 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Colorado.

         8.9 WAIVER AND OTHER ACTION. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

         8.10 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         8.11 MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.



               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 Opticon Medical, Inc.



                                 By:  /s/ WILLIAM J. POST
                                      -------------------
                                 Name: William J. Post
                                 Title:  President and Chief Executive Officer



                                 Immune Response, Inc.


                                 By:  /s/ JOSEPH W. HOVORKA
                                      ---------------------
                                 Name: Joseph W. Hovorka
                                 Title:  President and Chief Executive Officer


                                 Opticon Acquisition Corporation


                                 By:  /s/ JOSEPH W. HOVORKA
                                      ---------------------
                                 Name: Joseph W. Hovorka
                                 Title:  President and Chief Executive Officer

LIST OF SCHEDULES


Schedule 2.3               Opticon Convertible Securities

Schedule 3.11              Absence of Certain Changes

Schedule 3.14              Material Contracts

Schedule 3.17              Licenses and Permits

Schedule 3.19              Employment Agreements

Schedule 3.20(b)           Intellectual Property Transgressions

Schedule 3.20(c)           Patents

Schedule 3.20(d)           Intellectual Property Licenses

Schedule 3.22              Property and Related Matters

Schedule 3.24              Material Interests

Schedule 3.25              Opticon Registration Obligations

Schedule 4.10              Absence of Certain Changes

Schedule 4.16              Employment Agreements; Labor Relations

Schedule 5.2(i)            Parent Indebtedness

Schedule 5.2(n)            Parent Transactions

Schedule 6.9               Consulting Agreement